BDO Seidman, LLP
Accountants and Consultants
238 Peachtree Center Avenue, Suite 800
Atlanta, Georgia  30303-1230
Telephone:  (404) 688-6841
Fax:  (404) 688-1075


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Interface, Inc.
Atlanta, Georgia


        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 27, 1996, relating to the consolidated financial statements and financial statement schedule II (Valuation and Qualifying Accounts and Reserves) of Interface, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

        We also consent to the reference to us under the caption
"Experts" in the Prospectus.

               /s/ BDO Seidman, LLP

              BDO SEIDMAN, LLP


Atlanta, Georgia
August 16, 1996